UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2011
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 25, 2011, the Board of Directors of CleanTech Biofuels, Inc. (the “Company”) approved the issuance of a stock option grant to its Chief Executive Officer, Ed Hennessey, to purchase 2,200,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) and the issuance of a stock option grant to its Chief Financial Officer, Tom Jennewein, to purchase 750,000 shares of Common Stock. Both grants were made pursuant to the Company’s 2007 Stock Option Plan (the “Plan”) and have an exercise price of $0.055 per share, which was the closing value of the Company’s Common Stock as of August 25, 2011.

A Form of the Stock Option Agreement is attached as Exhibit 10.25 and is incorporated herein by reference. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the full text of such agreement.

Additionally, on August 25, 2011, each non-management director (Paul Simon, Jackson Nickerson, David Bransby and Joe Bared), in recognition of their additional service and assistance to the Company outside of their duties as a member of the Company’s Board of Directors, received an issuance of 150,000 restricted shares of Common Stock pursuant to the Plan.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.25	Form of Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: August 31, 2011	By:	/s/ Edward P. Hennessey
Name: Edward P. Hennessey
Title: Chief Executive Officer and President

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